Exhibit 10.1

AMENDMENT NO. 1 AND AGREEMENT dated as of March 23, 2007 (this “Amendment”), to the Third Amended and Restated Credit Agreement dated as of December 28, 2006 (the “Credit Agreement”), among ATP OIL & GAS CORPORATION (the “Borrower”), the Lenders (as defined therein) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.

B. The Borrower has requested that the existing Lenders or other persons that will thereby become lenders (collectively, the “Additional Term Lenders”) make Additional Term Loans (as defined below) to the Borrower on the Additional Term Loan Closing Date (as defined below), in an aggregate principal amount of $375,000,000, subject to the terms and conditions set forth herein.

C. The Borrower has further requested certain amendments to the Credit Agreement as set forth herein.

D. The proceeds of the Additional Term Loans will be used by the Borrower (i) on the Additional Term Loan Closing Date, to (A) prepay $175,000,000 in aggregate principal amount of loans outstanding under, pay all other amounts due under, and terminate (collectively, the “Refinancing”) the Second Lien Credit Agreement dated as of November 22, 2006 (the “Second Lien Credit Agreement”), among the Borrower, the lenders party thereto and Credit Suisse, as administrative agent, and (B) pay fees and expenses in connection with the Refinancing and this Amendment and (ii) thereafter, to fund development activities and for other general corporate purposes of the Borrower.

E. The Additional Term Lenders are willing to make the Additional Term Loans, and the Required Lenders are willing to agree to such amendments, in each case on the terms and subject to the conditions set forth herein.

F. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, the following terms shall have the meanings set forth below:

“Additional Term Loan Commitment” shall mean, with respect to each Additional Term Lender, the commitment of such Additional Term Lender to make Additional Term Loans on the Additional Term Loan Closing Date as set forth on Schedule I hereto. The aggregate amount of Additional Term Loan Commitments shall be $375,000,000.

“Additional Term Loans” shall mean the term loans made by the Additional Term Lenders to the Borrower pursuant to Section 2(a) hereof, the terms and provisions of which shall be identical to the existing Term Loans.

SECTION 2. Additional Term Loans. (a) Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein and in the other Loan Documents, each Additional Term Lender agrees, severally and not jointly, to make an Additional Term Loan to the Borrower on the Additional Term Loan Closing Date in a principal amount not to exceed its Additional Term Loan Commitment. Amounts paid or prepaid in respect of Additional Term Loans may not be reborrowed.

(b) The Additional Term Loan Commitments shall automatically terminate upon the earlier to occur of (a) the making of the Additional Term Loans on the Additional Term Loan Closing Date and (b) 5:00 p.m., New York City time, on April 3, 2007.

(c) Unless the context shall otherwise require, the terms “Term Loans” and “Loans” as used in the Credit Agreement shall include the Additional Term Loans, and the terms “Term Lender” and “Lenders” as used herein and in the Credit Agreement shall include each person that has an Additional Term Loan Commitment or that has made an Additional Term Loan (other than any such person that has ceased to be a party to the Credit Agreement pursuant to an Assignment and Acceptance).

SECTION 3. Amendments. (a) The definition of the term “Net Cash Proceeds” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately prior to clause (b) thereof, (ii) deleting the period at the end of clause (b) thereof and substituting therefor “; and” and (iii) inserting at the end thereof a new clause (c) that reads in its entirety as follows:

“(c) with respect to any Permitted MLP Transfer or MLP Extraordinary Distribution, the cash proceeds thereof, net of all taxes, costs and other expenses incurred in connection therewith; provided, however, that, if no Default or Event of Default shall have occurred and shall be continuing at the time of the receipt of such proceeds or at the proposed time of the application thereof, an amount not to exceed 50% of such proceeds shall not constitute Net Cash Proceeds to the extent reinvested or contractually committed to be reinvested in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiaries within 180 days of such receipt.”.

(b) The definition of the term “Pro Forma Basis” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of clause (a) thereof and substituting a comma therefor, (ii) inserting immediately after the words “for the relevant period are available” appearing in the fifth line thereof a new clause (c) that reads “or (c) any Permitted MLP Transfer”, (iii) by inserting immediately following each subsequent appearance of the words “Asset Sale” in such definition the words “or Permitted MLP Transfer”, (iv) by inserting immediately following the words “Asset Sales” in such definition the words “or Permitted MLP Transfers”, (v) by inserting immediately after the words “historical financial statements” appearing in the eleventh line thereof the words “(or, in the case of a Permitted MLP Transfer, other relevant historical financial information)” and (vi) by adding the words “or otherwise transferred” immediately after the words “acquired or sold” appearing in the twelfth line thereof.

(c) The definition of the term “Reserve Report” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “an Independent Engineering Firm (prepared on a “mechanical roll-forward” basis based on the most recent annual reserve report prepared by such firm)” appearing in the third, fourth and fifth lines thereof and substituting therefor the words “the Borrower, in form and detail reasonably acceptable to the Administrative Agent (it being understood and agreed that the Borrower will prepare each such semi-annual reserve report based on the most recent annual Reserve Report, as adjusted for actual production, operating costs, capital costs and net additions of Proved Reserves and probable reserves during the first six calendar months; provided that any semi-annual reserve report shall include Excess Reserve Value only to the extent that the Borrower provides supporting information for such Excess Reserve Value from an Independent Engineering Firm pursuant to Section 5.04(d))”.

(d) The definition of the term “Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Subsidiary” shall mean any subsidiary of the Borrower, other than a Permitted MLP and any subsidiary of a Permitted MLP.”.

(e) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

““Amendment No. 1” shall mean Amendment No. 1 and Agreement dated as of March 23, 2007, to this Agreement.”

““Amendment No. 1 Effective Date” shall mean the date on which Amendment No. 1 becomes effective in accordance with its terms.”

““Excess Reserve Value” shall mean the excess of (i) the sum of (a) PV-10 Value and (b) Probable Reserve Value, related to net additions to Proved Reserves and probable reserves over (ii) 5% multiplied by the sum of (a) PV-10 Value and (b) Probable Reserve Value. All PV-10 Values and Probable Reserve Values in this definition shall be as calculated for the current year semi-annual Reserve Report before giving effect to the exclusion of any Excess Reserve Value.”

““MLP” shall mean a master limited partnership.”

““MLP Extraordinary Distribution” shall mean any dividends or distributions made by a Permitted MLP or Permitted GP other than any dividends or distributions out of the operating surplus of such Permitted MLP or Permitted GP.”

““Permitted GP” shall mean any general partner of a Permitted MLP.”

““Permitted MLP” shall mean any MLP to which the Borrower or a Subsidiary shall have made a Permitted MLP Transfer either directly to such MLP or to a subsidiary of such MLP, including any successor person to such MLP.”

““Permitted MLP Transfer” shall mean any sale, transfer or other disposition of assets to an MLP or subsidiary of an MLP in which (i) the assets so transferred are limited to physical non-production assets (e.g., gathering lines, processing facilities and pipelines); (ii) the Borrower shall have notified the Administrative Agent reasonably prior to such sale, transfer or other disposition of assets and of the principal terms and conditions thereof; (iii) the sale, transfer or other disposition of assets is for fair market value (as determined in good faith by the Borrower’s board of directors) and for consideration consisting solely of (x) cash or (y) non-cash consideration in the form of Equity Interests in the applicable MLP or the general partner of the applicable MLP; (iv) the fair market value of the sale, transfer or other disposition of assets plus the aggregate fair market value of all prior Permitted MLP Transfers does not exceed $500,000,000; (v) the fair market value of Equity Interests received plus the aggregate fair market value of Equity Interests received in all prior Permitted MLP Transfers (in each case, valued at the time of receipt of the applicable Equity Interests) does not exceed $250,000,000; and (vi) the other terms and conditions and any related agreements or arrangements are consistent with those customarily found in MLP transactions as determined in good faith by the Borrower and reasonably acceptable to the Agent.”.

(f) Section 1.03 of the Credit Agreement is hereby amended by inserting immediately after (x) the words “clause (b) of such definition” appearing in the third line thereof and (y) the words “Asset Sale” appearing in the last line thereof, the words “or Permitted MLP Transfer”.

(g) Effective upon the making of the Additional Term Loans on the Additional Term Loan Closing Date, the table appearing in Section 2.11 (Repayment of Borrowings) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Repayment Date	Amount
March 31, 2007	$3,184,219
June 30, 2007	$3,184,219
September 30, 2007	$3,184,219
December 31, 2007	$3,184,219
March 31, 2008	$3,184,219
June 30, 2008	$3,184,219

“Repayment Date	Amount
September 30, 2008	$3,184,219
December 31, 2008	$3,184,219
March 31, 2009	$3,184,219
June 30, 2009	$310,695,702
September 30, 2009	$310,695,702
December 31, 2009	$310,695,702
Term Loan Maturity Date	$310,695,703”.

(h) Section 2.12 of the Credit Agreement is hereby amended by inserting immediately after the words “Section 2.12(b)” appearing in the fifth line of paragraph (d) of such Section the words “and Section 2.24 in the case of prepayments of Term Loans in the circumstances described in such Sections”.

(i) Section 2.13(b) of the Credit Agreement is hereby amended by inserting immediately after the words “Asset Sale” appearing in the second line thereof the words “, Permitted MLP Transfer or MLP Extraordinary Distribution”.

(j) Section 2.13(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(h) Notwithstanding the foregoing, any Term Lender may elect, by written notice to the Administrative Agent at least two Business Days prior to the applicable prepayment date (or such shorter period as may be acceptable to the Administrative Agent), to decline all (but not less than all) of any mandatory prepayment of its Term Loans pursuant to this Section 2.13 (such declined amounts, the “Declined Proceeds”). Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment (with such Term Lenders having the right to decline any prepayment with Declined Proceeds in the same manner provided for in the previous sentence). To the extent such Term Lenders elect to decline their pro rata shares of such Declined Proceeds, such remaining Declined Proceeds may be retained by the Borrower. Notwithstanding any provision herein to the contrary, nothing herein shall limit the Borrower’s ability to make optional prepayments in accordance with Section 2.12.”.

(k) Section 2.21(a) is hereby amended by inserting immediately after the words “Section 2.12(b) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of Section 2.12(b))” appearing in the eleventh and twelfth lines of the first proviso to such Section the words “and Section 2.24 (with such prepayment fee to be payable by the Borrower)”.

(l) Section 2.24 is hereby added to the Credit Agreement to read in its entirety as follows:

“SECTION 2.24. Term Loan Repricing Protection. In the event that, prior to the first anniversary of the Amendment No. 1 Effective Date, any Term Lender

receives a Repricing Prepayment (as defined below), then, at the time thereof, the Borrower shall pay to such Term Lender a prepayment fee equal to 1.00% of the amount of such Repricing Prepayment. As used herein, with respect to any Term Lender, a “Repricing Prepayment” is the amount of principal of the Term Loans of such Term Lender that is either (a) optionally prepaid by the Borrower pursuant to Section 2.12 substantially concurrently with the incurrence by the Borrower or any Subsidiary of new term loans that have interest rate margins lower than the Applicable Percentage then in effect for the Term Loans so prepaid or (b) received by such Term Lender as a result of the mandatory assignment of such Term Loans in the circumstances described in Section 2.21 following the failure of such Term Lender to consent to an amendment of this Agreement that would have the effect of reducing the Applicable Percentage with respect to such Term Loans.”.

(m) Section 5.04(d) of the Credit Agreement is hereby amended by inserting after the last parenthetical therein the following:

“(it being understood and agreed that, any semi-annual Reserve Report delivered pursuant to this paragraph (d) shall not include Excess Reserve Value unless, and then only to the extent, the Borrower provides supporting information relating to such Excess Reserve Value that is prepared by an Independent Engineering Firm in form and detail reasonably acceptable to the Administrative Agent)”.

(n) The following Section 5.09(d) of the Credit Agreement is hereby added to the Credit Agreement:

“(d) Pledge, pursuant to the Guarantee and Collateral Agreement, all Equity Interests in Permitted MLPs and Permitted GPs owned by any Loan Party.”.

(o) Section 5.10 of the Credit Agreement is hereby amended by (i) deleting “40%” appearing in the fourth line thereof and substituting therefor “(i) 60%” and (ii) inserting at the end of the sentence the words “and (ii) 40% of such projected PDP production on a rolling basis for the twelve calendar month period subsequent to the twelve calendar month period referred to in clause (i)”.

(p) Section 6.04 of the Credit Agreement is hereby amended by (i) changing the reference in paragraph (i) thereof to paragraph “(h)” to paragraph “(i)” and the reference to “this paragraph (i)” to “this paragraph (j)”, (ii) relabeling the current paragraph (i) as paragraph (j), and (iii) inserting the following new paragraph (i) immediately after paragraph (h):

“(i) investments consisting of Equity Interests in Permitted MLPs and Permitted GPs received in connection with a Permitted MLP Transfer;”.

(q) Section 6.05(a) of the Credit Agreement is hereby amended by (i) deleting the word “and” preceding the current clause (z) therein and substituting therefor “,”, (ii) changing the current clause references “(x)”, “(y)” and “(z)” therein to “(w)”, “(x)” and “(y)”, respectively, and (iii) inserting immediately after the newly labeled clause (y) the words “and (z) the Borrower and the Subsidiaries may make Permitted MLP Transfers”.

(r) Section 6.05(b) of the Credit Agreement is hereby amended by inserting after the words “paragraph (a) above” appearing in the first line thereof the words “(other than a Permitted MLP Transfer)”.

(s) Section 6.07 of the Credit Agreement is hereby amended by inserting after the words “Loan Parties” appearing in the second line thereof the words “or Permitted MLP Transfers”.

(t) Section 6.15(i) of the Credit Agreement is hereby amended by deleting the reference to “3.00” appearing in the second line thereof and substituting therefor “2.50”.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that, as of the Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and each of the Subsidiary Guarantors and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, and this Amendment constitutes a legal, valid and binding obligation of the Borrower and each Subsidiary Guarantor.

(b) The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing.

SECTION 5. Other Agreements. The Lenders hereby acknowledge and agree that the Borrower may effect such future amendments to the Credit Agreement, without the consent of any Lender (other than any consent of the Revolving Credit Lenders that may be required), in order to effect any of the following:

(a) increase the Revolving Credit Commitments by up to an aggregate of $25,000,000; and

(b) increase the maximum L/C Exposure by up to $25,000,000.

SECTION 6. Effectiveness. (a) This Amendment shall become effective as of the date first set forth above on the date (the “Amendment Effective Date”) that the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Required Lenders, and each Additional Term Lender.

(b) The obligations of the Lenders with Additional Term Loan Commitments to make additional Term Loans are subject to the satisfaction of each of the following conditions (the date on which such conditions are satisfied, the “Additional Term Loan Closing Date”):

(i) The Administrative Agent shall have received a notice of the Borrowing of the Additional Term Loans that satisfies the requirements of Section 2.03 of the Credit Agreement.

(ii) The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(iii)(A) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein, in the Credit Agreement and in each other Loan Document on its part to be observed or performed at or prior to the time of such Borrowing, (B) the Borrower shall be in pro forma compliance with the covenants set forth in Sections 6.12, 6.13, 6.14 and 6.15 of the Credit Agreement as of the last day of the most recently ended fiscal quarter after giving effect to the making of the Additional Term Loans and (C) at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

(iv) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (A) Jackson Walker L.L.P., counsel for the Borrower and (B) from each local counsel listed on Schedule II hereto, in each case (x) dated the Additional Term Loan Closing Date, (y) addressed to the Administrative Agent and the Lenders and (z) covering such other matters relating to this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower hereby requests such counsel to deliver such opinions.

(v) All legal matters incident to this Amendment, to the borrowing of the Additional Term Loans and the Refinancing shall be satisfactory to the Lenders and to the Administrative Agent.

(vi) The Administrative Agent shall have received (A) a certificate, dated the Additional Term Loan Closing Date and signed by the Secretary or Assistant Secretary of each Loan Party, certifying that (1) except as set forth on any schedule attached thereto, the certificate or articles of incorporation of such Loan Party previously delivered on the Original Closing Date (or such later date on which such person became a Loan Party) have not been amended since the date of such delivery, (2) except as set forth on any schedule attached thereto, the by-laws of such Loan Party as in effect and delivered on the Original Closing Date (or such later date on which such person became a Loan Party) have not been amended since the date of such delivery, (3) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other equivalent governing body of such Loan Party authorizing the execution, delivery and performance of this Amendment and, in the case of the Borrower, the borrowing of the Additional Term Loans, the Refinancing, and payment of any fees and expenses incident to the preceding actions authorized by such resolutions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (4) attached thereto is a certificate as to the good standing of such Loan Party as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and (5) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party; (B) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (A) above; and (C) such other documents as the Lenders or the Administrative Agent may reasonably request.

(vii) The Administrative Agent shall have received a certificate, dated the Additional Term Loan Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (ii) and (iii) of this Section 6(b).

(viii) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Additional Term Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(ix) The Security Documents shall be in full force and effect on the Additional Term Loan Closing Date (or, in the case of Mortgages, on such date as the Borrower and Collateral Agent shall reasonably agree), and each document (including modifications to the Mortgages and the Foreign Pledge Agreements reflecting, among other things, the making of the Additional Term Loans) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create or continue in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority Lien on, and security interest in, the Collateral (subject to any Liens expressly permitted by Section 6.02 of the Credit Agreement) shall have been delivered to the Collateral Agent. The Pledged Collateral (as defined in the Guarantee and Collateral Agreement) and the Foreign Pledged

Collateral shall be duly and validly pledged under the Guarantee and Collateral Agreement or the applicable Foreign Pledge Agreement, as the case may be, to the Collateral Agent for the benefit of the Secured Parties, and certificates representing such Pledged Collateral and Foreign Pledged Collateral (to the extent certificated), in each case accompanied by instruments of transfer and stock powers endorsed in blank, shall have been delivered to the Collateral Agent (or in the case of any uncertificated Foreign Pledged Collateral, arrangements consistent with applicable local law and reasonably satisfactory to the Collateral Agent in respect thereof shall have been implemented).

(x) The Collateral Agent shall have received a certificate, dated the Additional Term Loan Closing Date and signed by a Responsible Officer of the Borrower, certifying that, except as set forth on any schedule attached thereto, the information set forth on the Perfection Certificate is complete, correct and accurate as of the Additional Term Loan Closing Date.

(xi) The Administrative Agent shall have received a pay-off letter reasonably satisfactory to it in respect of the Refinancing.

SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 12. Acknowledgment of Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Guarantee and Collateral Agreement and the other Security Documents, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents and that such Obligations shall include all Obligations in respect of the Additional Term Loans.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ATP OIL & GAS CORPORATION,

By
Name:
Title:

ATP ENERGY, INC.,

By
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually, as an Additional Term Lender, and as Administrative Agent and Collateral Agent,

By
Name:
Title:

By
Name:
Title:

SIGNATURE PAGE TO

AMENDMENT NO. 1 AND AGREEMENT

TO ATP OIL & GAS CORPORATION

THIRD AMENDED AND

RESTATED CREDIT AGREEMENT

Name of Lender:

By
Name:
Title:

SCHEDULE I

LENDERS AND ADDITIONAL TERM LOAN COMMITMENT

Additional Term Lender	Additional Term Loan Commitment
Credit Suisse	$375,000,000

Total	$375,000,000

SCHEDULE II

LOCAL COUNSEL

Onebane Law Firm

102 Versailles Blvd., Suite 600

Lafayette, Louisiana 70501

P. O. Box 3507

Lafayette, Louisiana 70502

Slaughter and May

1 Bunhill Row

London

EC1Y 8YY

United Kingdom